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                                                                    Exhibit 10.7

                             TERMINATION AGREEMENT


     This Termination Agreement (this "Agreement") is made effective June 1, 1999 (the "Effective Date") by and between collegestudent.com, Inc., a Texas business corporation ("CSC") and College Directory Publishing, Inc., a Delaware corporation ("CDP").

     Whereas, CSC and CDP have heretofore entered into agreements for the purpose of developing, marketing and selling into Internet sites directed at the college and university community and agreed upon certain rights and obligations with regard thereto;

     Whereas, CSC and CDP have agreed to terminate their relationship, with the exception only of certain financial obligations which have accrued up to the Effective Date; and

     Whereas, the parties wish to set out in writing their agreement with regard to terminating their relationship;

     Now, Therefore, for good and valuable consideration, the parties agree as follows:

     1.  Prior Agreements Canceled.  Except as specifically provided herein, all
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obligations of the parties with respect to development and marketing of worldwide web or Internet sites and sales of advertising in such media are hereby terminated as of the Effective Date. The parties specifically agree that, except as provided in Section 2 below, their written agreements dated on or about August 12, 1998, as amended (the "1998 Agreement") and July 1, 1998 and all other agreements are canceled in their entirety.

     2.  Continuing Obligations.  The parties acknowledge that certain financial
         ----------------------
obligations relating to the marketing expenses and the allocation of revenue set forth in detail in Sections 7 and 8 of the 1998 Agreement are due and owing between the parties. Such financial obligations, to the extent accrued and unpaid as of the Effective Date, shall continue in force until paid. The parties agree that on or before June 30, 1999, they will discuss and reach agreement such financial obligations between the parties as of the Effective Date and will pay to the respective parties any amounts so owing.

     3.  Mutual Releases.  The parties agree to the following releases of
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claims.

          (a) CSC hereby releases and discharges CDP and its principals, shareholders, directors and officers, individually and as stockholders, agents, representatives, employees and affiliated entities of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liabilities, demands, damages and other expense of any nature whatsoever at law or equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any manner whatsoever which has occurred up through and including the date hereof; provided, however, that the foregoing provision does not and should not be construed so as to alter, amend or negate the enforceability of this Agreement or the right to sue for damages for breach of any of the provisions hereunder.
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         (b)  CDP hereby releases and discharges CSC its principals, shareholders, directors and officers, individually and as stockholders, agents, representatives, employees and affiliated entities of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liabilities, demands, damages and other expense of any nature whatsoever at law or equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any manner whatsoever which has occurred up through and including the date hereof; provided, however, that the foregoing provision does not and should not be construed so as to alter, amend or negate the enforceability of this Agreement or the right to sue for damages for breach of any of the provisions hereunder.

     4.  General Provisions.
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         (a)  Reasonable Costs.  In the event of any controversy concerning or
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     related to this Agreement or the performance of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses (including reasonable attorneys' fees) incurred in resolving such controversy, in addition to any other relief that may be available.

         (b)  Dispute Resolution.  Any controversy, dispute or claim arising out
              ------------------
     of or relating to this Agreement or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered therein in any court having jurisdiction thereof. All such arbitration shall take place in Atlanta, Georgia and the prevailing parties shall be awarded reasonable attorney's fees. Both parties agree to expedite any such arbitration proceedings.

         (c)  Severability.  If any provision of this Agreement is held invalid,
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     void or unenforceable under any applicable statute or rule of law, it shall to that extent be deemed omitted, and the balance of this Agreement shall be enforceable in accordance with its terms.

         (d)  Time of the Essence.  Time is of the essence in the performance of
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     the covenants of the parties hereunder, including without limitation delivery covenants to be performed by either party.

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5.   Option to Terminate Agreement.

          (a) CDP may by fax or email, on or before 6:00 PM Philadelphia time on June 4 1999, give notice to CSC that it terminates this Agreement because it's parent, U.LINK, Inc., has failed, despite in good faith exercising its best efforts, to obtain the consent of its Series E Preferred stockholders that the termination of the Joint Venture does not require U.LINK, Inc. to redeem such stock. U.Link, Inc. shall not be required to offer its Series E Preferred stockholders any consideration to obtain such consents.

          (b) CSC may by fax or email, on or before 6:00 PM Philadelphia time on June 4, 1999, give notice to CDP that it terminates this Agreement because it's management has failed, despite good faith exercising its best efforts, to obtain the consent of its Board of Directors to terminate the previous agreements.

     Each party represents and warrants that on this date they are duly authorized to bind their respective companies by their signatures below.

CSC:                                    CDP:

COLLEGESTUDENT.COM, INC.                COLLEGE DIRECTORY PUBLISHING, INC.


By: /s/ Eben Miller                     By: /s/ John Rafanello
   ____________________________            __________________________________
   Eben Miller, President                  John Rafanello, President